                        [SILICON VALLEY BANK LETTERHEAD]

                                                                   Exhibit 10.13

September 11, 1997

Peggy Smith
Vice President and Chief Financial Officer
Celetitek, Inc.
3236 Scott Boulevard
Santa Clara, CA 95054

Dear Peggy:

Silicon Valley Bank ("Bank") is pleased to propose the following credit facilities (collectively, "Loan") to Celetitek, Inc. ("Borrower") under the terms and conditions as outlined in this letter. This letter is not meant to be, nor shall it be construed as, an attempt to define all of the terms and conditions of the Loan.

The following is a summary of the basic points of the Bank's proposal:

Loan:                    (A) Revolving Line of Credit.
                         (B) Term Loan.

Amount:                  (A) $4,000,000.
                         (B) $1,000,000.

Maturity:                (A) One year from date of loan documents.
                         (B) Draw down period: For a period of 12 months from date of loan documents.
                             Repayment period: (a) Balance outstanding after 6 months to be repaid in 36 equal installments of principal plus interest. (b) Balance outstanding after 12 months to be repaid in 36 equal installments of principal plus interest.

Collateral:              (A) Unsecured.
                         (B) Specific filings on financed equipment.

Interest Rate:           (A) Bank's Prime Rate, floating.
                         (B) Bank's Prime Rate, floating, plus 0.50%.

Loan Fee:                (A) $10,000.
                         (B) $2,500.

Borrowing Formula:       (A) None.
                         (B) Advances to be based on 100% of the invoice cost of leasehold improvement expenses and equipment purchases. Equipment purchase advances to exclude taxes, shipping, and installation expenses.
                             No more than 25% of the loan amount may be for software or used equipment costs. Minimum amount of each advance to be $50,000 or greater. No advances will be allowed after the date twelve months from date of the loan documents.


September 11, 1997
Ms. Peggy Smith
page 2

WARRANTIES &
COVENANTS:            Borrower shall make customary representations, warranties, and covenants, together with such other representations, warranties, and covenants as the Bank or its counsel may deem reasonably necessary or desirable, including the following:


FINANCIAL COVENANTS:  Maintain, on a quarterly basis, unless otherwise noted, the following financial covenants in conformance with generally accepted accounting principles (GAAP), based upon the consolidated financial statements of Borrower.

                      (1) Minimum Quick Ratio of 2.00 to 1.00.

                      (2) Minimum Tangible Net Worth of $33,000,000.

                      (3) Maximum Total Liabilities to Tangible Net Worth of
                      1.00 to 1.00.

                      (4) Profitability, with allowance for one quarterly loss not to exceed $500,000. Borrower to be profitable on an annual basis.

                      (5) Minimum Debt Service Coverage (DSC) of 1.50 to 1.00. Debt Service Coverage (DSC) is defined as net income plus depreciation, amortization and interest expense, less unfunded capital expenditures, divided by interest expense and scheduled principal payments, all calculated on a rolling three-month basis.

REPORTING REQUIREMENTS:
                      (1) Within 95 days of fiscal year-end, audited annual financial statements (Form 10-K).

                      (2) Within 50 days of quarter-end, quarterly financial statements (Form 10-Q).

                      (3) Within 50 days of quarter-end, a Compliance
                      Certificate.

OTHER REQUIREMENTS:   (1) Proof of insurance on all corporate assets with
                      Lenders' Loss Payable Clause naming Bank Loss Payee.

EXPENSES:             (1) Borrower shall pay cost of legal fees and other costs
                      incurred by Bank in connection with the preparation and negotiation of the loan documents and the closing of the transaction. Such fees and costs payable by Borrower are in addition to the Loan Fee described above.

CONDITIONS
OF CLOSING:           The following shall be satisfied prior to closing and
                      shall be conditions precedent to the Bank's obligation to fund the Loan:

                      (1) Compliance with all warrants and covenants, including financial and reporting requirements.

                      (2) After due-diligence inquiry conducted by the Bank there shall be no discovery of any facts or circumstances which would negatively affect, in the Bank's sole discretion, collectability of the Loan against Borrower.

If these basic terms and conditions are acceptable, please so indicate by signing the enclosed copy of this letter and returning it to the attention of the undersigned by September 26, 1997 or such later date as agreed to by Bank in writing. The proposal will constitute your instruction to the Bank to commence, at your expense, documentation which shall supersede this letter. This letter is intended to set forth the proposed terms of the Loan currently under discussion between us.

September 11, 1997
Ms. Peggy Smith
page 3


Except for your obligation to pay the Bank's expenses and charges described above, this letter and our other communications and negotiations regarding the proposed Loan do not constitute an agreement or an offer and do not create any legal rights benefiting, or obligations binding on, either of us. It is intended that all legal rights and obligations of the Bank and Borrower will be set forth in definitive loan documents.

Peggy, we are delighted to make this proposal to you and look forward to our continued relationship with Celeritek.

Sincerely,

SILICON VALLEY BANK


/s/ SILVIA FERNANDEZ                            /s/ PETER A. KIDDER
---------------------------------------         ------------------------------
Silvia Fernandez                                Peter A. Kidder
Senior Vice President and Group Manager         Vice President


AGREED TO AND ACCEPTED THIS 12 DAY OF SEPTEMBER, 1997

Celeritek, Inc.

By: /s/ MARGARET SMITH
    ----------------------------

Its: CFO
     ---------------------------








                                       3